   As filed with the Securities and Exchange Commission on November 13, 2013

Registration No. 333-173249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 1 to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_________________________________

OWENS REALTY MORTGAGE, INC.

(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	46-0778087 (I.R.S. Employer Identification Number)
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2221 Olympic Boulevard

Walnut Creek, California 94595

(925) 935-3840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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William C. Owens
President
Owens Financial Group, Inc.
2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840

(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:

James J. Hanks, Jr., Esq.
Eric R. Smith, Esq.
Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
(410) 244-7400
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Approximate date of commencement of proposed sale of the securities to the public: This Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-173249) is being filed to deregister all units of limited partnership interests that remain unsold as of the date hereof.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                                                                                                 Accelerated filer ☐

Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company ☒

This Post-Effective Amendment No. 1 to Form S-11 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Securities and Exchange Commission, acting pursuant to Section 8(c) may determine.
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DEREGISTRATION OF SECURITIES

Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, Owens Realty Mortgage, Inc., a Maryland corporation (the “Registrant”), became the successor issuer to Owens Mortgage Investment Fund, a California Limited Partnership (“OMIF”) effective upon the closing of a merger on May 20, 2013 (the “Merger”). Under Rule 414(d) and as successor to OMIF, the Registrant hereby expressly adopts the Registration Statement (as defined below) as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

The Registrant, as successor to OMIF, hereby terminates the offering made pursuant to the registration statement on Form S-11 (Registration No. 333-173249) (the “Registration Statement”), which was declared effective May 2, 2011 and relates to the public offering of 80,043,274 units of limited partnership interest in OMIF, including units issued under OMIF’s distribution reinvestment plan.   In accordance with the undertaking made in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all units of limited partnership interests that were registered under the Registration Statement but remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 12, 2013.

                                                                                                          OWENS REALTY MORTGAGE, INC.

By: /s/    William C. Owens
Name: William C.  Owens
Title: Chief Executive Officer, President and Director

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ William C. Owens	Chief Executive Officer, President and Director (Principal Executive Officer)	November 12, 2013
Name: William C. Owens

/s/ BRYAN H. DRAPER	Treasurer, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	November 12, 2013
Name: Bryan H. Draper

/s/ M. LYMAN BATES, JR.	Director	November 12, 2013
Name: M. Lyman Bates, Jr.

/s/ DENNIS G. SCHMAL	Director	November 12, 2013
Name: Dennis G. Schmal

/s/ JAMES M. KESSLER	Director	November 12, 2013
Name: James M. Kessler